EXHIBIT 99.2
                                                                  ------------

[GRAPHIC OMITTED -- LOGO]
        THE
        PENN
        TRAFFIC
        COMPANY



Date:         October 2, 2006

To:           Greg Young

From:         Donald R. Bregande
              Vice President of Human Resources

Subject:      Promotional Opportunity

Greg,

On behalf of Robert Kelly, Chairman of the Board of Directors, I am pleased to offer you a promotion to the position of SVP-Co-Chief Operating Officer, effective October 4, 2006.

The position has the  responsibility  for the following areas:  merchandising,
marketing,    distribution,    internal   audit,    information    technology,
wholesale/franchise operations, and bakery manufacturing.

This new position carries an annualized salary of $375,0000, along with a performance and salary review within six months of this promotion.

Congratulations and Best Wishes,



      /s/ Donald Bregande
---------------------------------
Donald R. Bregande
Vice President of Human Resources